UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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QUICKLOGIC CORPORATION

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QUICKLOGIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, APRIL 28, 2016
The Annual Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation (“QuickLogic”), will be held at QuickLogic’s principal executive offices located at 1277 Orleans Drive, Sunnyvale, California 94089, on Thursday, April 28, 2016, at 10:00 a.m., local time, for the following purposes:

1	To elect two Class II directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2019;
2	To ratify the appointment of BDO USA, LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending January 1, 2017; and
3	To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 29, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.
Again this year, we are using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. This allows us to mail our stockholders a notice instead of a paper copy of the Proxy Statement and our 2015 Annual Report on Form 10-K. The notice contains instructions on how our stockholders may access our Proxy Statement and Annual Report over the Internet and how our stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2015 Annual Report and a form of proxy card. Stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this distribution process will help us to conserve natural resources and reduce the costs of printing and distributing our proxy materials. The Proxy Statement and form of proxy are being distributed and made available on or about March 18, 2016.
All stockholders are cordially invited to attend the Annual Meeting in person.
For the Board of Directors,
Andrew J. Pease
President and Chief Executive Officer
Sunnyvale, California
March 18, 2016

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE, OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION CARD. VOTING OVER THE INTERNET, BY TELEPHONE OR BY WRITTEN PROXY OR VOTING INSTRUCTION CARD WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU ATTEND IN PERSON.

QUICKLOGIC CORPORATION
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
General
The accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware corporation (“QuickLogic” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, April 28, 2016, at 10:00 a.m., local time, or at any and all adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at QuickLogic’s principal executive offices located at 1277 Orleans Drive, Sunnyvale, California 94089. QuickLogic’s telephone number at that address is (408) 990-4000. At the meeting, only stockholders of record at the close of business on February 29, 2016, the record date, will be entitled to vote. On February 29, 2016, QuickLogic’s outstanding capital stock consisted of 56,971,583 shares of common stock.
At the meeting, the stockholders will be asked:

1	To elect two Class II directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2019;
2	To ratify the appointment of BDO USA, LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending January 1, 2017; and
3	To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.
This Proxy Statement and form of proxy were first provided to stockholders entitled to vote at the Annual Meeting on or about March 18, 2016, together with our 2015 Annual Report to Stockholders.

Voting and Discretionary Voting

Each stockholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instructions on the proxy. Where no instructions are given, proxies will be voted FOR the director nominees described herein and FOR the ratification of the independent registered public accounting firm and, with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Election of Directors

Holders of all outstanding shares of QuickLogic’s common stock have the right to elect two Class II directors for a three-year term to the Board of Directors. The directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification of the appointment of BDO USA, LLP (“BDO”) as QuickLogic’s independent registered public accounting firm for the fiscal year ended January1, 2017 will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

Voting Electronically via the Internet, by Telephone or by Mail
Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. If you hold your shares as a beneficial owner, it is critical that you cast your vote if you want it to count in the election of directors (Proposal No. 1). Your stockbroker, bank or other nominee will not be able to vote on this proposal unless they have your voting instructions so it is very important that you indicate your voting instructions to the institution holding your shares. If you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors (Proposal No. 1), no votes will be cast on your behalf. Your bank or broker has the discretion to vote any uninstructed shares on the ratification of the appointment of BDO as QuickLogic’s independent auditors (Proposal No. 2). Please ensure that you complete the voting instruction card sent by your bank or broker. There are three ways to vote by proxy:
By Internet—Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.
By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.
Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 28, 2016
Our proxy materials including our Proxy Statement, Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed free of charge and printed at http://materials.proxyvote.com/74837P.
Solicitation of Proxies
We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy. For shares you hold in street name, you may revoke your prior proxy by submitting new voting instructions to your broker or nominee.
Quorum; Abstentions; Broker Non-Votes
The presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of the voting power of our stock outstanding on the record date will constitute a quorum. As of the close of business on the record date, there were 56,971,583 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of the votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter.
Stockholder Nominations and Proposals for Candidates to the Board of Directors
The Nominating and Corporate Governance Committee of our Board of Directors has established policies and procedures, available on our website at http://www.quicklogic.com/corporate/about-us/management, to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 2,000 shares of the outstanding voting securities of the Company continuously for at least one-year prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year’s proxy statement will likely not be considered timely for consideration at that year’s annual meeting.

A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission (“SEC”) rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of ownership of the requisite number of Company voting securities.
A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s Bylaws and the rules and regulations of the SEC.
Deadlines for Submission of Other Stockholder Proposals
Stockholders are entitled to present proposals for consideration at the next annual meeting of stockholders provided that they comply with the proxy rules promulgated by the SEC and our Bylaws.
Stockholders wishing to present a proposal for inclusion in the proxy statement relating to our 2017 Annual Meeting of Stockholders must submit such proposal to us by the date that is 120 days prior to the one year anniversary of the date on which this proxy is first mailed, in order to be considered timely for stockholder proposals or nominations to be included in such proxy statement, which date is November 18, 2016. Proposals received after this date will likely not be considered timely for consideration at that year’s annual meeting.
Householding
Householding is a cost-cutting procedure used by us and approved by the SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Annual Report and Proxy Statement. A stockholder may notify us that the stockholder would like a separate Annual Report and Proxy Statement by telephone at (408) 990-4000 or at the following mailing address: 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Investor Relations. If we receive such notification that the stockholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. If you wish to update your participation in householding, you may contact your broker or the mailing agent, Broadridge Financial Solutions, Inc., at (800) 542-1061.

PROPOSAL ONE
ELECTION OF DIRECTORS
QuickLogic’s Board of Directors (the “Board”) is currently comprised of seven members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. Michael R. Farese, Andrew J. Pease, and Daniel A. Rabinovitsj have been designated as Class I directors whose terms expire at the 2018 Annual Meeting of Stockholders. Arturo Krueger and Gary H. Tauss have been designated as Class II directors whose terms expire at the 2016 Annual Meeting of Stockholders, and E. Thomas Hart and Christine Russell have been designated as Class III directors whose terms expire at the 2017 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships between any of our directors or executive officers.
Nominees for Class II Directors
Two Class II directors are to be elected at the 2016 Annual Meeting of Stockholders for a three-year term ending in 2019. Pursuant to action by the Nominating and Corporate Governance Committee, the Board of Directors has nominated Arturo Krueger and Gary H. Tauss as Class II directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Arturo Krueger and Gary H. Tauss. QuickLogic expects that Messrs. Krueger and Tauss will accept such nominations. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Nominating and Corporate Governance Committee of the Board of Directors. The term of office of each person elected as director will continue until such director’s term expires in 2019 or until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal.
Required Vote
The nominees receiving a plurality, or the highest number of affirmative votes of the shares present or represented and entitled to be voted for them, shall be elected directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.
Recommendation of the Board of Directors
QUICKLOGIC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE CLASS II DIRECTOR NOMINEES LISTED ABOVE.
Directors and Nominees for Director
The following table sets forth information concerning the nominees for Class II director.
Nominees for Class II Director

Name	Age	Position
Arturo Krueger	76	Director
Gary H. Tauss	61	Director

Arturo Krueger has served as a member of our Board of Directors since September 2004. Mr. Krueger has more than 40 years of experience in systems architecture, semiconductor design and development, operations and marketing, as well as general management. Since February 2001, Mr. Krueger has been a consultant to automobile manufacturers and to semiconductor companies serving the automotive and telecommunication markets. Mr. Krueger was Corporate Vice President and General Manager of Motorola’s Semiconductor Products Sector for Europe, the Middle East and Africa from January 1998 until February 2001. Mr. Krueger was the Strategic and Technology/Systems advisor to the President of Motorola’s Semiconductor Products Sector from 1996 until January 1998. In addition, Mr. Krueger was the Director of the Advanced Architectural and Design Automation Lab at Motorola. Mr. Krueger has served as a director of Marvell Technology Group Ltd., a semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, since August 2005. He holds an M.S. degree in Electrical Engineering from the Institute of Technology in Switzerland, and has studied Advanced Computer Science at the University of Minnesota.

Mr. Krueger’s extensive executive experience in and knowledge of multiple facets of the semiconductor industry give him insights into the challenges facing the Company and his knowledge of the European market provides the Board with a global perspective.

Gary H. Tauss has served as a member of our Board of Directors since June 2002. Since January 2010, Mr. Tauss has served as the Executive Director and Chief Executive Officer of BizTech, a not-for-profit technology-focused business incubator. From October 2006 until February 2008, Mr. Tauss served as President and Chief Executive Officer of Mobidia Technology, Inc., a provider of performance management software that enables wireless operators to provide users with high-quality mobile content. From May 2005 until the sale of its assets to Transaction Network Services, Inc. in March 2006, Mr. Tauss served as President, Chief Executive Officer and director of InfiniRoute Networks Inc., a provider of software peering services for wireline and wireless carriers. From October 2002 until April 2005, Mr. Tauss served as President and Chief Executive Officer of LongBoard, Inc., a company specializing in fixed-to-mobile convergence application software for leading carriers and service providers. From August 1998 until June 2002, Mr. Tauss was President, Chief Executive Officer and a director of TollBridge Technologies, Inc., a developer of voice-over-broadband products. Prior to co-founding TollBridge, Mr. Tauss was Vice President and General Manager of Ramp Networks, Inc., a provider of Internet security and broadband access products, with responsibility for engineering, customer support and marketing. Mr. Tauss earned both a B.S. and an M.B.A. degree from the University of Illinois.
Mr. Tauss has a strong executive background with technology companies providing products for the mobile market. His in-depth understanding of the important attributes of products for the mobile market make him an invaluable resource as QuickLogic develops and markets devices for the mobile market.
Incumbent Class III Directors Whose Terms Expire in 2017

Name	Age	Position
E. Thomas Hart	74	Chairman of the Board
Christine Russell	66	Director

E. Thomas Hart has served as a member of our Board of Directors since June 1994, and as our Chairman since April 2001. On January 2, 2014, Mr. Hart became the non-employee Chairman of our Board. Prior to that time, Mr. Hart served as QuickLogic’s Executive Chairman of the Board from January 2011 to January 2014, as our Chairman of the Board and Chief Executive Officer from March 2009 to January 2011, and as our President and Chief Executive Officer from June 1994 to March 2009. Prior to joining QuickLogic, Mr. Hart was Vice President and General Manager of the Advanced Networks Division at National Semiconductor Corporation, a semiconductor manufacturing company, where he worked from September 1992 to June 1994. Prior to joining National Semiconductor, Mr. Hart was a private consultant from February 1986 to September 1992 with Hart Weston International, a technology-based management consulting firm. Mr. Hart’s prior experience includes senior level management responsibilities in semiconductor operations, engineering, sales and marketing with several companies including Motorola, Inc., an electronics provider. Mr. Hart holds a B.S.E.E. degree from the University of Washington.

Mr. Hart’s extensive knowledge of the semiconductor industry and familiarity with the day-to-day operation of the Company bring important insights to the Board and invaluable experience with strategic planning and direction. In addition, Mr. Hart is a National Association of Corporate Directors (NACD) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors. He supplements his skill sets through ongoing engagement with the director community and access to leading practices.

Christine Russell has served as a member of our Board of Directors since June 2005. In May 2015, Ms. Russell joined UniPixel, Inc., a high-tech engineered film company whose products include touch-screen films, as CFO. From May 2014 to March 2015, she served as CFO of Vendavo, Inc., a pricing optimization enterprise software company, which was sold in late 2014 to a private equity firm. From May 2009 to October 2013, Ms. Russell was Chief Financial Officer of Evans Analytical Group (EAG), a leading international provider of materials characterization and microelectronic failure analysis and “release to production” services. From June 2006 to April 2009, Ms. Russell was at Virage Logic Corporation, a provider of advanced intellectual property for the design of integrated circuits, where she served as Executive Vice President of Business Development from September 2008 and as Vice President and Chief Financial Officer from June 2006 to September 2008. Ms. Russell served as Senior Vice President and Chief Financial Officer of OuterBay Technologies, Inc., a privately held software company enabling information lifecycle management for enterprise applications, from May 2005 until February 2006, when OuterBay was acquired by Hewlett-Packard Company. From October 2003 to May 2005, Ms. Russell served as the Chief

Financial Officer of Ceva, Inc., a company specializing in semiconductor intellectual property offering digital signal processing cores and application software. From October 1997 to October 2003, Ms. Russell served as the Chief Financial Officer of Persistence Software, Inc., a company specializing in enterprise software providing infrastructure for distributed computing. Prior to 1997, Ms. Russell served in various senior financial management positions with a variety of technology companies for a period of more than twenty years. Ms. Russell holds a B.A. degree and an M.B.A. degree from the University of Santa Clara.

Ms. Russell’s extensive executive experience in corporate finance, accounting and operations, and her involvement in governance issues for boards of directors in her role as Chairman of the SVDX (Silicon Valley Directors Exchange) an organization that fosters excellence in corporate governance for Directors in affiliation with Stanford University and past service as President of the National Association of Corporate Directors, Silicon Valley Chapter, make her an important asset to the Company. In addition, her career background in semiconductor intellectual property companies provides her with specific industry knowledge.
Incumbent Class I Directors Whose Terms Expire in 2018

Name	Age	Position
Michael R. Farese	69	Director
Andrew J. Pease	65	President and CEO; Director
Daniel A. Rabinovitsj	51	Director

Michael R. Farese (Ph.D) has served as a member of our Board of Directors since April 2008. In January 2015, Dr. Farese joined Antenna29, a consumer electronics company creating advanced antenna technology for wireless devices, where he holds the position of Chief Scientist. From June 2010 to December 2014, Dr. Farese served as Chief Technology Officer and Senior Vice President of Global Engineering at Entropic Communications Inc., a fabless semiconductor company that designs, develops and markets system solutions to enable connected home entertainment. Previously, he was President and Chief Executive Officer and member of the Board of Directors of BitWave Semiconductor, Inc., a fabless semiconductor company and innovator of programmable radio frequency ICs, from September 2007 to May 2010. From September 2005 to September 2007, Dr. Farese was Senior Vice President, Engineering, of Palm, Inc., a leading mobile products company. Dr. Farese also served as President and Chief Executive Officer of WJ Communications, a radio frequency (RF) semiconductor company from March 2002 to July 2005 and President and CEO of Tropian Inc., a developer of high efficiency RF ASICs for 2.5 and 3G cellular phones, from October 1999 to March 2002. Prior to that time, Dr. Farese held senior management positions at Motorola Corp., Ericsson Inc., Nokia Corp. and ITT Corp. Dr. Farese has held management positions at AT&T Corp. and Bell Laboratories, Inc. and has been in the telecommunications and semiconductor industry for more than 35 years. He has served on the board of PMC-Sierra, Inc., an Internet infrastructure semiconductor solution provider, since May 2006. Dr. Farese holds a B.S. degree and a Ph.D. in Electrical Engineering from Rensselaer Polytechnic Institute. He received his M.S. in Electrical Engineering from Princeton University.
Dr. Farese has extensive executive experience and knowledge of the wireless industry, cellular handsets and wireless devices, and the use of semiconductors for the wireless industry. His business acumen and strong technical and strategic planning skills bring an invaluable perspective to the Board.
Andrew J. Pease has served as a member of our Board of Directors since April 2011. He joined QuickLogic in November 2006 and has served as our President and Chief Executive Officer since January 2011 and as our President since March 2009. Prior to March 2009, Mr. Pease served as our Vice President of Worldwide Sales from November 2006. From July 2003 to June 2006, Mr. Pease was Senior Vice President of Worldwide Sales at Broadcom Corporation, a global leader in semiconductors for wired and wireless communications. From March 2000 to July 2003, Mr. Pease was Vice President of Sales at Syntricity, Inc., a company providing software and services to better manage semiconductor production yields and improve design-to-production processes. From 1984 to 1996, Mr. Pease served in a number of sales positions at Advanced Micro Devices, or AMD, a global semiconductor manufacturer, where his last assignment was Group Director, Worldwide Headquarters Sales and Operations. Mr. Pease previously held Vice President of Sales positions at Integrated Systems Inc., an embedded software manufacturer (1996-1997), and Vantis Corporation, a programmable logic subsidiary of AMD (1997-1999). Mr. Pease holds a B.S. degree from the United States Naval Academy and an M.S. in computer science from the Naval Postgraduate School in Monterey, California.
Mr. Pease has many years of executive experience in the semiconductor industry, primarily in sales and operations. His vast understanding of the semiconductor industry coupled with his in-depth knowledge of the day-to-day operation and strategic direction of the Company makes him an invaluable resource and contributor to the Board.

Daniel A. Rabinovitsj was appointed to our Board of Directors on October 22, 2014. Mr. Rabinovitsj has served as Chief Operating Officer of Ruckus Wireless, Inc., a global supplier of advanced wireless systems for the mobile Internet infrastructure market, since October 2014. Prior to joining Ruckus, Mr. Rabinovitsj served as senior vice president of Qualcomm Atheros, Inc.’s wired and wireless networking and small cell infrastructure business from 2011 to September 2014. Prior to Qualcomm Atheros, Mr. Rabinovitsj served in a number of executive management positions at companies including Atheros Communications, NXP Semiconductors, ST Ericsson, and Silicon Labs. Mr. Rabinovitsj received an M.A. in Asian Studies and a B.A. in Philosophy from the University of Texas at Austin.
Mr. Rabinovitsj has over twenty-five years of experience in the semiconductor industry where he has spent considerable time focusing on communications and networking. Drawing from his extensive background, he is able to provide invaluable insights into the mobile market, the Company’s focused market. These insights coupled with his international business experience, make Mr. Rabinovitsj a significant and respected contributor to the Board.
Board Leadership Structure; Lead Independent Director
The Board of Directors does not currently have a policy on whether the roles of Chief Executive Officer and Chairman may be filled by one individual. This allows the Board flexibility to better address the leadership needs of the Company from time to time as it deems appropriate. We currently separate the positions of Chief Executive Officer and Chairman of the Board. Mr. Pease is our President and Chief Executive Officer and Mr. Hart has served as our non-employee Chairman of the Board since January 2014.

Dr. Farese has served as the Chairman of the Nominating and Corporate Governance Committee of our Board since August 2014 and as our Lead Independent Director since January 2015. The responsibilities of the Lead Independent Director include presiding at all meetings of the Board at which the Chairman is not present; calling and presiding at all executive sessions of the independent directors; approving the agenda and materials for meetings of the independent directors; consulting with the Chairman regarding Board meeting agendas, materials, and proposed meeting calendars and schedules; collaborating with the Chairman and acting as liaison between the Chairman and the independent directors; and serving as the Board’s liaison for consultation and communication with stockholders as appropriate, including at the request of major stockholders.
Board’s Oversight of Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, operations, and enterprise risks as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, accounting and internal control risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board and its committees are committed to ensuring effective risk management oversight and work with management to ensure that effective risk management strategies are incorporated into the Company’s culture and day-to-day business operations.
Board Meetings, Committees and Corporate Governance
The Board of Directors has determined that the Company’s current directors, with the exception of Messrs. Hart and Pease, meet the independence requirements of the Nasdaq Global Market. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. In making the determination that a particular director is independent, the Board considers the relationships that such director has with the Company and all other facts and circumstances deemed relevant in determining their independence, including information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and other information received through annual directors’ questionnaires.

It is the policy of the Board of Directors to have a separate meeting time for independent directors. During the last fiscal year, five sessions of the independent directors were held.

The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.
We have written charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, copies of which are available on our website, free of charge, at http://www.quicklogic.com/corporate/

about-us/management. You can also obtain copies of the charters, free of charge, by writing to us at 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Finance Department.
In accordance with applicable SEC requirements and Nasdaq Global Market listing standards, all the standing committees are comprised solely of non-employee, independent directors. The table below shows current membership for each of the standing committees.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Christine Russell (1)(2)	Michael R. Farese (1)(3)	Gary H. Tauss (1)
Michael R. Farese	Arturo Krueger	Michael R. Farese
Arturo Krueger	Daniel A. Rabinovitsj	Daniel A. Rabinovitsj
	Christine Russell	Christine Russell
Gary H. Tauss
 _______________________

(1)	Committee Chairman

(2)	Audit Committee Financial Expert

(3)	Lead Independent Director
Audit Committee
The Audit Committee held five meetings in 2015. Ms. Russell has served as Chairman of the Audit Committee since April 2006. Dr. Farese and Mr. Krueger have served as members of the Audit Committee since February 2010. Each member meets the independence requirements of the SEC and Nasdaq Global Market. The Board of Directors has determined that Ms. Russell is an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K.
The Audit Committee has sole and direct authority to select, evaluate and compensate our independent registered public accounting firm, and it reviews and approves in advance all audit, audit related and non-audit services, and the related fees, provided by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management and appropriate financial personnel regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm regarding these matters. The Audit Committee has established a Financial Information Integrity Policy, pursuant to which QuickLogic can receive, retain and treat employee complaints concerning questionable accounting, internal control or auditing matters, or the reporting of fraudulent financial information. The Audit Committee examines the independence and performance of our independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published. The Audit Committee has a written charter, a copy of which is available on our website, free of charge, at http://www.quicklogic.com/corporate/about-us/management.
Compensation Committee
The Compensation Committee held six meetings in 2015 and acted by unanimous written consent five times during the year. Mr. Tauss has served as Chairman of the Compensation Committee since September 2004. Ms. Russell, Dr. Farese and Mr. Rabinovitsj have served as members of the Compensation Committee since February 2010, August 2014, and January 2015 respectively. Each member of the Compensation Committee meets the independence requirements of the SEC and the Nasdaq Global Market and is an outside director in accordance with Section 162(m) of the Internal Revenue Code. The purpose of the Compensation Committee is to: (i) discharge the responsibilities of the Board of Directors relating to compensation of the Company’s directors, Chief Executive Officer, and executive officers; (ii) review and recommend to the Board of Directors compensation plans, policies and benefit programs, as well as approve individual executive officer compensation packages; and (iii) review and discuss the Compensation Discussion and Analysis with management and prepare the Compensation Committee Report to be included in the Company’s Proxy Statement and Annual Report on Form 10-K. The Compensation Committee’s duties also include administering QuickLogic’s stock option plans and employee stock purchase plans.
The Compensation Committee has the authority to retain and meet privately with independent advisors and compensation and benefits specialists as needed, and may request the assistance of any director, officer or employee of the Company whose advice and counsel are sought by the Compensation Committee. The Compensation Committee, after reviewing management’s recommendations, determines the equity and non-equity compensation of the Company’s executive officers and directors. Management generally provides internal compensation information, compensation survey information for similarly sized technology companies, and other information to the Compensation Committee, and the Chief Executive Officer recommends compensation amounts for the executive officers other than the Chief Executive Officer. Under the guidance of the Compensation Committee, the Chief Executive Officer or an executive officer of the Company makes recommendations to the Compensation Committee regarding the executive incentive compensation plan, including plan objectives and payments earned based on performance to those objectives. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The Compensation Committee has a written charter, which is available on our website, free of charge, at http://www.quicklogic.com/corporate/about-us/management.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee held two meetings in 2015. Dr. Farese has served as Chairman of the Nominating and Corporate Governance Committee since August 2014. Each of the directors on the Nominating and Corporate Governance Committee meets the independence requirements of the SEC and the Nasdaq Global Market. The purpose of the Nominating and Corporate Governance Committee is to: (i) assist the Board of Directors by identifying, evaluating and recommending to the Board of Directors, or approving as appropriate, individuals qualified to be directors of QuickLogic for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders; (ii) review the composition and evaluate the performance of the Board of Directors; (iii) review the composition and evaluate the performance of the committees of the Board of Directors; (iv) recommend persons to be members of the committees of the Board of Directors; (v) review conflicts of interest of members of the Board of Directors and executive officers; and (vi) review and recommend corporate governance principles to the Board of Directors. Other duties of the Nominating and Corporate Governance Committee include overseeing the evaluation of management, succession planning, and reviewing and monitoring the Company’s Code of Conduct and Ethics. The Nominating and Corporate Governance Committee adopted our Corporate Governance Guidelines in December 2004. A copy of the Guidelines and a copy of the written charter of the Nominating and Corporate Governance Committee are available on our website, free of charge, at http://www.quicklogic.com/corporate/about-us/management.
The Nominating and Corporate Governance Committee regularly reviews the size and composition of the full Board of Directors and considers the recommendations properly presented by qualified stockholders as well as recommendations from management, other directors and search firms to attract top candidates to serve on the Board of Directors. Except as may be required by rules promulgated by the SEC and the Nasdaq Global Market, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including character, judgment, independence, expertise, length of service and other commitments, among others. Although the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee does consider diversity when identifying director candidates and nominees with respect to differences of viewpoints, professional experiences, race, gender, and other individual qualities and attributes that contribute to heterogeneity on the Board. The Committee evaluates such factors and does not assign any particular weight or priority to any of these factors. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors, and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.
It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding, continuously for at least one year prior to the date of the submission of the recommendation, either (i) shares of the outstanding voting securities of the Company in an amount equal to at least $2,000 in market value or (ii) 1% of the Company’s outstanding voting securities. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year’s proxy statement, will likely not be considered timely for consideration at that year’s annual meeting. Stockholders may suggest qualified candidates for director by writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on QuickLogic’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Nominating and Corporate Governance Committee will evaluate all director nominations that are timely and properly submitted by stockholders on the same basis as any other candidate. Our Nominating and Corporate Governance Committee’s

Policies and Procedures for Director Candidates is posted on our website at http://www.quicklogic.com/corporate/about-us/management.
During 2015, activities of the Nominating and Corporate Governance Committee included reviewing and approving any actual or potential conflicts of interest, assessing the structure and performance of the Board and the committees of the Board, and reviewing our Code of Conduct and Ethics and our Policy for Stockholder Communications with Directors. The Nominating and Corporate Governance Committee also assessed the independence and qualifications of our directors, reviewed the performance of the CEO and his assessment of our executive officers, and ensured our directors adhered to our Corporate Governance Guidelines, including reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions. A copy of the Code of Conduct and Ethics and a copy of the Policy for Stockholder Communications with Directors are posted on our website at http://www.quicklogic.com/corporate/about-us/management.
Non-Standing Committees and Participation
The Board of Directors has delegated to the Equity Incentive Committee, which currently consists of Andrew J. Pease, our President and Chief Executive Officer, Suping (Sue) Cheung, our Principal Accounting Officer and Corporate Controller, and Catherine S. Rousteau, our Vice President of Human Resources, the authority to: (i) approve the grant of options to purchase Company stock to employees other than executive officers and certain other individuals, up to a limit of 40,000 shares per option grant; (ii) approve the award of restricted stock units (RSUs) based on dollar value maximums in accordance with guidelines established by Radford Consulting up to a maximum dollar value of $100,000 for the top non-executive job level; (iii) grant refresh options or RSUs to employees other than executive officers and certain other individuals, subject to the approval of the total number of such refresh options or RSUs by the Board of Directors or the Compensation Committee; and (iv) amend options as authorized by the Board of Directors.
The Board of Directors held a total of six meetings during 2015 and acted by unanimous written consent three times during the year. During 2015, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during his or her term as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during his or her term on such committee.
QuickLogic expects its directors to attend its annual meetings absent a valid reason. All then-current directors, except for Mr. Rabinovitsj who had a prior commitment, attended the April 23, 2015 Annual Meeting of Stockholders.
Stockholder Communications with the Board of Directors
The Nominating and Corporate Governance Committee has established a policy for stockholder communication with our Board of Directors. This policy, which is available on the investor relations portion of our website, provides a process for stockholders to send communications to the Board of Directors. Stockholders may contact QuickLogic’s Board of Directors or any individual thereof, by writing, whether by mail or express mail, to: QuickLogic Corporation Board of Directors, 1277 Orleans Drive, Sunnyvale, California 94089. Communications received in writing are reviewed internally by management and then distributed to the Chairman, Lead Independent Director or other members of the Board, as appropriate. Stockholders who wish to contact the Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters may do so by using this address and designating the communication as “Compliance Confidential.”
Code of Conduct and Ethics
QuickLogic adopted a Code of Conduct and Ethics applicable to all directors, officers and employees on February 12, 2004. The Code of Conduct and Ethics covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, compliance with laws and regulations and the code of ethics for our Chief Executive Officer, Chief Financial Officer and controllers. A copy of the Code of Conduct and Ethics, as amended, is posted on our website at http://www.quicklogic.com/corporate/about-us/management. To date, there have been no waivers under our Code of Conduct and Ethics. We will post any waivers, if and when granted, on our website at http://www.quicklogic.com/corporate/about-us/management.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2015, the following directors were members of QuickLogic’s Compensation Committee: Gary H. Tauss (Chairman), Michael R. Farese, Daniel A. Rabinovitsj, and Christine Russell. None of the Compensation Committee’s members has at any time been an officer or employee of QuickLogic.

None of QuickLogic’s Named Executive Officers serve, or in the past fiscal year have served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on QuickLogic’s Board or Compensation Committee and none have engaged in any transaction with related persons, promotors or certain control persons requiring disclosure under Item 404 of Regulation S-K.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on Form 4 or 5. Based solely on our review of the copies of such reports received by us or written representations from reporting persons, we believe that during the fiscal year ended January 3, 2016, all of our directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements with the following two exceptions: (i) Mr. Rabinovitsj's Form 4 reporting RSUs which vested on November 13, 2015, was not filed until January 19, 2016, and (ii) Ms. Cheung's Form 4 reporting options and RSUs with a grant date of November 25, 2015 was not filed until December 1, 2015.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO USA, LLP (“BDO”), an independent registered public accounting firm, to audit QuickLogic’s consolidated financial statements for the fiscal year ending January 1, 2017 and, as a matter of good corporate governance, seeks ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment.
Representatives of BDO are expected to be present at the 2016 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Fees billed to QuickLogic by BDO USA, LLP during Fiscal Year 2015 and Fiscal Year 2014
BDO, the Company’s independent registered public accounting firm, billed QuickLogic for the following professional services during fiscal year 2015 and fiscal year 2014:

	Fiscal Years
	2015	2014
Audit fees	$419,750	$399,000
Audit-related fees	$—	$—
Tax fees	$25,000	$25,000
All other fees	$—	$—
The Audit Committee pre-approved all services and fees provided by BDO during fiscal years 2015 and 2014.
Descriptions of fees billed are as follows:
Audit Fees
Audit fees consist of the aggregate fees for professional services rendered by BDO: (i) for the audit of QuickLogic’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and reviews of QuickLogic’s unaudited condensed consolidated interim financial statements for fiscal years 2015 and 2014, totaling $414,750 and $399,000,respectively; and (ii) $5,000 in connection with the review of the registration Statement on Form S-8 filed by the Company with the SEC during fiscal year 2015.
Audit -Related Fees
The Company will pay PricewaterhouseCoopers approximately $15,000 in connection with its review of the fiscal year 2013 financials as presented in the Company's Annual Report on Form 10-K for the year ended January 3, 2016.
Tax Fees
Tax fees consist of the aggregate fees for professional services rendered by BDO for tax compliance, tax advice and tax planning for the fiscal years 2015 and 2014.
All Other Fees
All other fees consist of the aggregate fees for professional services rendered by BDO other than those described above.
Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and related fees, provided to QuickLogic by our independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Securities Exchange Act of 1934, as amended, or the rules of the SEC. The Audit Committee pre-approved these services and fees regularly throughout the year.
The Audit Committee must approve all audit-related and permitted non-audit services to be performed by the independent auditors prior to the commencement of such services. The Audit Committee approves such services on the basis that the services are compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. The independent auditors present a fee proposal to the Audit Committee at mid-year for review. The approved fees determine the scope of their fiscal year services. Any audit or non-audit services outside that scope (whether service or amount) must be approved by the Audit Committee.

The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of BDO as QuickLogic’s independent registered public accounting firm for the fiscal year ending January 1, 2017.
Recommendation of the Audit Committee of the Board of Directors
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA LLP AS QUICKLOGIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 1, 2017.

REPORT OF THE AUDIT COMMITTEE
This section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.
In accordance with the written charter adopted by the Audit Committee on December 20, 2004, the Audit Committee consists of three members and operates under such written charter.
Membership of the Audit Committee
Throughout fiscal year 2015, the Audit Committee consisted of Michael R. Farese, Arturo Krueger and Christine Russell. Ms. Russell became Chairman of the Committee in April 2006. Dr. Farese, Mr. Krueger, and Ms. Russell, have been determined by our Board of Directors to be independent according to SEC rules and the Nasdaq Global Market’s listing standards.
Audit Committee Financial Expert
As required by the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Ms. Russell has the qualifications to be our “Audit Committee Financial Expert”, as defined in the SEC rules and regulations and also meets the standards of independence adopted by the SEC and the Nasdaq Global Market for membership on an audit committee.
Role of the Audit Committee
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm is also responsible for auditing our system of internal control over financial reporting. The Audit Committee’s responsibility is: (i) to monitor and review these processes; (ii) to provide our Board of Directors with the results and recommendations derived from this monitoring; and (iii) to select, appoint for ratification by the Company’s stockholders and compensate the independent registered public accounting firm. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to the independence of the registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.
The Audit Committee held five meetings during 2015. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and QuickLogic’s independent registered public accounting firm for fiscal year 2015, BDO. The Audit Committee discussed with BDO the overall scope and plans for their audits and met with BDO, with and without management present, to discuss the results of their examinations and their evaluation of QuickLogic’s internal controls. The purpose of the Audit Committee is to fulfill the Board of Director’s oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws, the maintenance of ethical standards and effective internal controls. During the meetings held in 2015 and thereafter, the Audit Committee reviewed and discussed, among other things:

•	the results of the 2014 independent audit of the financial statements and review of the Annual Report on Form 10‑K and Proxy Statement;

•	issues regarding accounting, administrative and operating matters noted during the 2014 audit;

•	requirements and responsibilities for audit committees;

•	QuickLogic’s significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies;

•	the quarterly and annual procedures performed by our independent registered public accounting firm for fiscal year 2015;

•	the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public;

•
the ability and responsibility to institute special investigations, if necessary, and obtain advice and assistance from independent outside legal, accounting or other services, with funding from the Company;

•	the quarterly consolidated unaudited financial statements and filings with the SEC;

•	related party transactions; and

•	other matters concerning QuickLogic’s accounting, financial reporting and potential conflicts of interest.

Review of QuickLogic’s Audited Financial Statements for the Fiscal Year Ended January 3, 2016
The Audit Committee reviewed and discussed the 2015 audited financial statements and the Company’s internal control over financial reporting with management and BDO, the Company’s independent registered public accounting firm. Specifically, the Audit Committee discussed with BDO the matters required to be discussed by Statement of Financial Accounting Standards No. 16. In addition, the Audit Committee discussed with BDO, BDO’s independence from management and QuickLogic, including the matters covered by the written disclosures and letter received by QuickLogic from BDO as required by the applicable requirements of the Public Company Accounting Oversight Board.

On March 17, 2016, the Audit Committee reviewed QuickLogic’s audited financial statements and footnotes for inclusion in QuickLogic’s Annual Report on Form 10‑K for the fiscal year ended January 3, 2016 and the Company’s internal control over financial reporting. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that QuickLogic’s audited financial statements be included in its Annual Report on Form 10‑K for the fiscal year ended January 3, 2016, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE
Christine Russell, Chairman (member since June 2005, Chairman since April 2006)
Michael R. Farese (member since February 24, 2010)
Arturo Krueger (member since February 24, 2010)

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
QuickLogic’s compensation program is overseen and administered by the Compensation Committee of the Board of Directors (for purposes of this Compensation Discussion and Analysis, the Compensation Committee is referred to as the “Committee”), which consists entirely of independent directors as determined in accordance with various SEC, Nasdaq and Internal Revenue Code rules. The Committee operates under a written charter adopted by our Board. A copy of the charter is available free of charge at http://www.quicklogic.com/corporate/about-us/management/. The Committee has the responsibility of setting the compensation and evaluating the performance of our executive officers including our named executive officers (“NEOs”). Our NEOs for 2015 were:

•	Andrew J. Pease, President and Chief Executive Officer;

•	Maxime Bouvat-Merlin, Vice President, Worldwide Engineering;

•	Suping (Sue) Cheung, Principal Accounting Officer and Corporate Controller

•	Brian C. Faith, Vice President, Marketing; and

•	Timothy Saxe, Senior Vice President and Chief Technology Officer.
Executive Summary
Our pay-for-performance philosophy forms the foundation of all decisions regarding the compensation of our NEOs and is important to our ability to attract and retain the highly qualified executive officers required to guide us as we continue to develop and execute on our strategic plan to build a solid revenue base and strategic relationships with key customers and leading silicon suppliers.
In 2015, we continued to provide compensation consistent with our philosophy, policies and objectives:

•	no salary or target cash incentive increases for 2015;

•	highly challenging performance objectives under the 2015 annual cash incentive plan that required significant effort and skill to achieve;

•	total target cash compensation (i.e., base salary plus target cash incentive) for our NEOs at generally the 25th percentile of our peer group;

•
long-term equity incentive compensation intended to further align the interests of our NEOs with those of our stockholders and provide retention incentive. Long-term incentive compensation was targeted at generally the 25th percentile of our peer group;

•	reasonable, “double trigger” change of control severance benefits that become payable only upon an involuntary termination in connection with a change of control of the Company;

•	no tax gross-ups in connection with a change of control of the Company;

•	insider trading policy that prohibits our executives, directors and other employees from hedging or pledging our stock; and

•	no club memberships, personal use of corporate aircraft, or any other excessive executive perquisites.

Results of Prior Advisory Vote
At the 2014 Annual Meeting of Stockholders of the Company, our stockholders overwhelmingly approved the compensation of our NEOs, with over 88% of stockholder votes cast in favor of our say-on-pay proposal. As we evaluated our compensation program for 2015, we considered the strong support our stockholders expressed in our approach to setting reasonable executive compensation that both retains and motivates our NEOs and closely aligns their interests with those of our stockholders. Accordingly, we determined to retain the general philosophy and structure of our executive compensation program for 2015.
Compensation Philosophy and Objectives
The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The executive compensation programs and practices of the Company also are designed to, among other things:

•
attract and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in comparable companies in the technology industry;

•
motivate executive officers to achieve the Company’s business objectives through the use of an incentive compensation plan based on those objectives that ties incentive compensation to threshold performance levels and rewards the achievement of performance that exceeds objectives;

•	reward achievement of the Company’s short-term and long-term goals;

•
align the interests of executive officers with the long-term interests of stockholders through executive participation in equity-based compensation plans, and by making a significant amount of cash compensation dependent upon the achievement of business objectives; and

•	set compensation that is fair and reasonable and that discourages executives from exposing the Company to excessive risk.
Elements of Executive Compensation
The key elements of the compensation program for our NEOs are:

•	base salary;

•	performance-based incentive cash compensation earned based on achieving corporate objectives under our 2005 Executive Bonus Plan; and

•	equity-based incentive compensation programs.

The Committee sets base salary with the goal of attracting and retaining highly qualified executive officers, including our NEOs, and adequately compensating and rewarding them on a day-to-day basis for the time they spend, the services they perform, and the skills and experience they bring to the Company. The Committee sets target cash incentive compensation and performance objectives to motivate our executive officers, including our NEOs, to achieve the performance objectives, thereby directly and meaningfully linking the achievement of the Company’s goals with their compensation. The Committee grants executive officers, including our NEOs, equity incentives to provide an incentive and reward for performance of key long-term business objectives and to help attract and retain these individuals. The Committee believes that the cash incentive performance objectives and equity incentives align the interests of our NEOs and our stockholders while not encouraging our NEOs to expose the Company to excessive risk. In setting individual compensation levels for our NEOs, the Committee considers competitive market factors such as comparable compensation of similar individuals in similar companies as well as qualitative factors, such as experience, level of contribution, potential impact on company performance, and relative internal pay; and quantitative factors relating to corporate and individual performance. The Committee does not base its compensation decisions on any single performance factor nor does it specifically assign relative weights to factors; rather, it considers a mix of factors and individual performance is evaluated against that mix.

We have change of control arrangements with each of our NEOs. These arrangements are designed to provide our NEOs with certain payments and benefits if their employment with the Company is terminated. These arrangements are discussed in detail under the heading “Change of Control Agreements” below. The Board has determined that such payments and benefits are necessary to attract and retain our NEOs.
The Committee believes that our key elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of the Company’s compensation program.
2015 Peer Group
Compensia, a management consulting firm providing executive compensation advisory services to compensation committees and senior management of knowledge-based companies, has served as the Committee’s independent executive compensation advisor since March 2013. At the direction of the Committee, in April 2015, Compensia reviewed the peer group previously approved by the Committee in April 2014. On April 23, 2015, based on the review and recommendations presented by Compensia, the Committee established the criteria for and selected 22 publicly traded companies constituting the updated peer group to be used by the Committee when evaluating executive compensation, Board of Director compensation, and equity trends (“Compensation Peer Group”). This resulted in six new companies that were added to the Compensation Peer Group and five companies (Inphi Corporation, Mattson Technology, Inc., MaxLinear, Inc., PLX Technology, Inc., and Supertex, Inc.) that were removed. The Compensation Peer Group was selected based on industry and financial comparability on the key metrics of (a) revenue of less than $120 million over the prior four quarters and (b) a 30-day market capitalization of $60 to $400 million. Although the parameters enabled the potential inclusion of a diverse set of companies, ultimately the Committee focused on those companies that were similar to us in revenue and market capitalization, while also including those companies with which we compete for executive talent and/or compete with respect to business. Other criteria considered included whether the company was based in California, whether the company was included in QuickLogic’s prior peer group, whether the company identified QuickLogic as a peer for compensation purposes and whether the company was a fabless semiconductor company. These additional factors assisted the Committee in choosing companies that would allow meaningful comparison given the primary region from which QuickLogic recruits key talent and the similarities in the business and operations with and among other fabless companies. The 2015 modified Compensation Peer Group established by the Committee is as follows:

Adept Technology, Inc.	Immersion Corporation
Alliance Fiber Optic Products, Inc.	Intermolecular, Inc.
AMTECH SYSTEMS, INC.*	Intevac, Inc.
Aware, Inc.	Kopin Corporation*
AXT, Inc.*	MoSys, Inc.
CEVA Inc.	Neonode Inc.
CVD Equipment Corporation	NVE Corporation
CyberOptics Corporation*	Pixelworks, Inc.
eMagin Corporation*	RELM Wireless Corporation*
Energy Recovery Inc.	Rubicon Technology, Inc.
GSI Technology, Inc	Violin Memory, Inc.
 _______________
* Companies newly added to the Compensation Peer Group for 2015.

For 2015, the Committee used the Compensation Peer Group as one of various factors in determining the total target cash compensation, base salary and target cash incentive compensation, of our NEOs.

Cash-Based Compensation
Total Target Cash Compensation
NEO total target cash compensation consists of base salary and target cash incentive compensation. The Committee determines the base salary and target cash incentive compensation of the President and Chief Executive Officer and reviews and approves the base salaries and target cash incentive compensation for each of our other NEOs. The President and Chief Executive Officer may make recommendations to the Committee with respect to these elements of compensation of the NEOs other than himself, although the Committee retains complete discretion to accept or reject any recommendations.
During July 2013, the Committee directed Compensia to assess the competitiveness of the Company’s executive compensation programs. In making its assessment, Compensia analyzed market data consisting of an equal blend of peer proxy data where available and data from Radford’s High-Tech Executive Compensation Survey consisting of high-tech companies with revenues less than $50 million. Based on Compensia’s report to the Committee indicating that executive compensation currently matched to the 25th percentile of the data analyzed for total target cash compensation and equity awards, and the observation that the Company’s financial performance approximates the 25th percentile relative to its peers, the Committee determined that no adjustments would be made to the base salaries and target cash incentive compensation of our NEOs during 2013 and no additional adjustments were made during 2014. On December 8, 2014, the Committee approved an adjustment to Mr. Faith's annual base salary from $195,000 to $210,000 in order to bring Mr. Faith's base salary within the market 25th percentile. Ms. Cheung became the Company's Principal Accounting Officer effective June 16, 2015 and her total target cash compensation as shown below was approved by the Committee. No other adjustments were made to the base salaries and target cash incentive compensation of our NEOs during 2015.
Accordingly, in 2015, the total target cash compensation of our NEOs was as follows:

Name	Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Amount	Total Target Cash Compensation
Andrew J. Pease	$275,000	50%	$137,500	$412,500
Maxime Bouvat-Merlin	$210,000	43%	$90,300	$300,300
Suping (Sue) Cheung	$200,080	25%	$50,020	$250,100
Brian C. Faith	$210,000	45%	$94,500	$304,500
Timothy Saxe	$195,000	45%	$87,750	$282,750

Cash Incentive Compensation
2015 Bonus Plan
Under our 2005 Executive Bonus Plan (the “Bonus Plan”), our NEOs participate in a performance-based cash incentive compensation plan. Our Bonus Plan is a pay for performance plan that places each NEO’s incentive compensation at risk. Our Bonus Plan is intended to: (i) increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve or exceed the Company’s objectives; and (ii) to reward achievement of the Company’s short-term and long-term business goals. Certain performance thresholds must be achieved before our NEOs earn incentive compensation under the Bonus Plan payouts. In addition, the Bonus Plan increases bonus incentive awards when performance exceeds Bonus Plan objectives. Under the Bonus Plan, our NEOs are eligible to earn cash bonus incentive compensation based upon achieving certain quarterly performance goals and objectives relating to the Company. We have designed our Bonus Plan with the intent of encouraging NEOs to rise to a high level of performance and to motivate performance in line with the Company’s approved operating plan. The Company’s operating plan is developed by management and reviewed and approved by our Board on an annual basis. Achievement of the objectives set forth in the operating plan requires significant effort and skillful execution, because these objectives are intended to be challenging in order to foster the growth and development of QuickLogic. Likewise, the performance goals established under the Bonus Plan are intended to be greatly challenging and require very high levels of performance to achieve at target levels. The Committee has discretion to increase, reduce or eliminate bonuses under the Bonus Plan. However, it did not use such discretion in determining the bonuses for 2015.

The Committee establishes quarterly and annual performance goals and objectives for the Bonus Plan. The Committee believes that setting performance metrics on both a quarterly and annual basis enables the Committee to prioritize critical objectives under the Company’s annual operating plan while providing for flexibility to respond rapidly to changing business needs during the year by setting some of the performance goals on a quarterly basis. Bonuses, if any, were accrued quarterly and payable annually.

In February 2015, the Committee established the target bonuses and performance objectives under the Bonus Plan for 2015. The Committee determined that the primary business objectives for 2015 were to achieve the new product revenue, annual operating margin, and roadmap milestone objectives set forth in the Company’s annual operating plan. New product revenue growth remained an important objective due to the strategic importance of our new products. Accordingly, the Committee determined that 80% of the annual new product revenue goal must be achieved in order for any bonus to be paid. Annual new product revenue in excess of 100% to 125% of the revenue objective earned a bonus multiplier of 1.25 and annual new product revenue in excess of 125% earned a bonus multiplier of 1.5. An additional payment of 10% of the operating margin bonus could be earned in the event the operating margin achieved in Q4 2015 was equal to or greater than the objective and an additional payment of 10% of the operating margin bonus could be earned in the event the operating margin achieved in 2015 was equal to or greater than the objective. Bonuses for the achievement of annual roadmap milestone objectives were categorized into two elements. The weighting of the performance goals was 50% for the achievement of new product revenue, 30% for annual operating margin and 20% for milestone objectives.
2015 Bonus Plan Results
Eighty percent of the annual new product revenue goal was not achieved during 2015; therefore, there were no bonus incentive payouts for our NEOs under the Bonus Plan for 2015.
Discretionary Bonuses
           In addition to compensation under the Bonus Plan, the Committee may award special bonuses to NEOs based on a number of factors, including performance, market demands and retention. On August 26, 2015, the Compensation Committee of the Board of Directors of QuickLogic Corporation (the “Company”) awarded Mr. Bouvat-Merlin, a cash bonus of $50,000 which was paid to Mr. Bouvat-Merlin in two equal payments in September 2015 and January 2016 upon the timely and successful accomplishment of agreed upon engineering milestones.
Equity-Based Compensation
The Committee believes that equity awards are an essential component of executive compensation. Equity awards are subject to vesting provisions to encourage our NEOs to remain employed with the Company and to align their interests with the long-term interests of our stockholders.
Our NEOs generally receive an equity award, approved by the Committee or the Board of Directors, when they join the Company. During each fiscal year, the Committee may grant our NEOs additional stock options or other equity awards. The Committee determines the equity awards made to the President and Chief Executive Officer in light of executive compensation survey information for the Compensation Peer Group and the relative size of our other NEO grants. The Committee also takes into consideration the President and Executive Officer’s relative responsibility, performance and anticipated future contribution to Company performance. The Committee receives recommendations from the President and Chief Executive Officer on the amounts and terms of equity compensation to be awarded to the other NEOs. The Chief Executive Officer’s recommendations are based on the Company’s Compensation Peer Group survey in addition to each NEO’s anticipated future performance, responsibilities, and potential impact on Company results. The Committee takes these factors as well as the compensation Peer Group data into account when approving such awards.
The Committee also reviews prior equity awards to each NEO, including the number of shares that continue to be subject to vesting under prior option grants, in determining the size of option grants to each of our NEOs. Stock options are granted with an exercise price per share equal to the closing market price of the Company’s common stock on the date of grant. The Committee did not approve the grant of any additional stock options or other equity awards for our NEOs during 2015. In recognition of her appointment to the position of Principal Accounting Officer, on November 11, 2015, the Committee granted Ms. Cheung a mix of 65,789 stock options and 15,723 restricted stock units, or RSUs, with a grant date of November 25, 2015. The stock option award vests over a period of four years with the initial 25% vesting one year from the grant date and the remainder on a monthly basis thereafter. The RSU award vests over four years with the initial 25% vesting one year from the grant date and the remainder every six months thereafter. Ms. Cheung must remain employed on the vesting date to vest in the equity awards. All equity incentive grants to our NEOs in 2015 are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table of this Proxy Statement.
Stock-based Policies
We do not currently have any equity or other security ownership policy that mandates ownership of certain amounts of our common stock by our NEOs. Under our insider trading policy, directors, officers or employees are not allowed to margin the Company’s securities, use the Company’s securities as collateral to purchase the Company’s securities or the securities of any other issuer, short sell Company securities, either directly or indirectly, or trade in derivative securities related to the Company’s securities.
Change of Control Severance Arrangements
Consistent with our goals to attract and retain highly qualified executive officers and maintain a competitive executive compensation program, we previously entered into change of control agreements with each of our NEOs. These arrangements provide for certain “double trigger” severance benefits in connection with our change of control, as discussed in detail under the heading “Change of Control Agreements” below. It is expected that from time to time we may consider the possibility of a corporate transaction such as a change of control. These transactions may be a distraction to our NEOs and can cause our NEOs to consider alternative employment opportunities. We entered into these change of control agreements in order to better ensure their continued dedication and objectivity notwithstanding the possibility or threat of a change of control, provide incentive for the NEO to continue employment with us and maximize stockholder value, and provide the NEO with enhanced financial security in these specified circumstances. The Committee believes that these change of control severance benefits are appropriate and reasonable as they are provided only upon an involuntary termination in connection with a change of control and do not become payable merely upon the occurrence of our change of control; provide for no tax gross-up or other excessive benefits to the NEOs; and are subject to the condition that the NEO agree to a release of claims in our favor. These benefits generally do not affect the Committee’s decisions regarding other elements of compensation.
Executive Perquisites
The Company’s NEOs are eligible to participate in the Company’s 401(k) Plan, the Company’s stockholder approved equity incentive plans and other benefits available generally to other employees of the Company. Messrs. Pease and Saxe each receive a car allowance. Messrs. Bouvat-Merlin and Faith and Ms. Cheung do not receive car allowances. Our NEOs do not receive club memberships, personal use of corporate aircraft, or any other perquisites or personal benefits other than nominal gifts.
Tax Considerations
Our Board has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program and has determined that limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and other highly compensated executive officers to one million dollars per year. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, due in part to the large net operating loss carry forward available to the Company for tax reporting purposes. We believe that achieving the compensation objectives discussed earlier is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of compensation.

Equity Incentive Grant Policies
The Committee administers our equity-based plans, although either our Board or the Committee may grant stock options or other equity awards to our NEOs. During 2015, equity awards for any of our NEOs were granted by the Committee. All of the grants made to date are in the form of RSUs or stock options. Our NEOs are generally granted equity awards when they join the Company and they may receive additional equity grants as part of a refresh grant, upon promotion or for individual performance. Our President and Chief Executive Officer recommends the timing, size and terms of equity awards for NEOs other than himself, although the Committee is not obligated to approve these recommendations. Individual grants are based on position, individual performance, expected contribution and market data for similar positions, if available.
The Compensation Committee has implemented certain general policies relating to grants of stock options, RSUs and other awards, which policies apply to our NEOs. Specifically, the Committee has determined that stock options shall be granted on: (i) the second and fourth Thursdays of the Company’s fiscal month (each a “Regular Grant Date”), or on the date the last director or Committee member approves such grants if not approved prior to the Regular Grant Date; (ii) on the date of a pre-scheduled Board of Directors or Committee meeting; or (iii) on such other date established by the Board of Directors or Committee. The Company intends that future equity awards be made on a similar schedule. Option grants or other equity awards to NEOs may be approved at a properly constituted meeting of the Board of Directors or Committee or by the unanimous written consent of the directors or Committee members. Generally, our unanimous written consents are executed electronically, to ensure the date of approval is certain. All required documentation, including the list of recommended equity awards by recipient and the terms of the award, are sent to the Board of Directors or Committee prior to the meeting. The Committee believes that this practice will ensure that the exercise price of the options or other awards are based on the fair market value of our common stock on the date of grant and that the approval process results in grants made on a planned grant date. We have not and do not plan in the future to coordinate the timing of the release of material non-public information for the purpose of affecting the value of executive compensation (including equity award grants).

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.
Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.
MEMBERS OF THE COMPENSATION COMMITTEE

Gary H. Tauss (Chairman since September 2004)
Michael R. Farese (member since August 2014)
Daniel A. Rabinovitsj (member since January 2015)
Christine Russell (member since February 24, 2010)

SUMMARY COMPENSATION TABLE
For Fiscal Years Ended January 3, 2016, December 28, 2014, and December 29, 2013

The following table sets forth 2015, 2014, and 2013 compensation information for: (i) the President and CEO; (ii) the Principal Accounting Officer; and (iii) three other executive officers of QuickLogic, who, based on their total compensation, were the most highly compensated in 2015 (collectively, the “NEOs”).

(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Base Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensa-tion ($) (3)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($) (4)	All Other Compensa- tion ($)(5)	Total ($)
Current Officers:

Andrew J. Pease	2015	$275,000	$—		$—		$—	$—	$—	$9,000	$284,000
President & CEO	2014	$275,000	$—		$158,271	(6)	$112,344	$—	$—	$9,000	$554,615
	2013	$275,000	$—		$44,067		$155,259	$242,301	$—	$9,000	$725,627
Maxime Bouvat-Merlin (7)	2015	$210,000	$25,000	(8)	$—		$—	$—	$—	$—	$235,000
Vice President, Worldwide Engineering	2014	$210,000	$—		$41,225	(6)	$64,555	$—	$—	$—	$315,780
	2013	$40,385	$—		$168,600		$177,584	$39,649	$—	$53,457	$479,675
Suping (Sue) Cheung (9)	2015	$196,513	$—		$20,754		$50,967	$—	$—	$—	$268,234
Principal Accounting Officer	2014	$—	$—		$—		$—	$—	$—	$—	$—
	2013	$—	$—		$—		$—	$—	$—	$—	$—
Brian C. Faith	2015	$210,000	$—		$—		$—	$—	$—	$—	$210,000
Vice President, Worldwide Sales & Marketing	2014	$195,000	$—		$105,466	(6)	$85,173	$—	$—	$—	$385,639
	2013	$195,000	$—		$29,378		$103,506	$154,632	$—	$—	$482,516
Timothy Saxe	2015	$195,000	$—		$—		$—	$—	$—	$9,000	$204,000
Sr. Vice President & Chief Technology Officer	2014	$195,000	$—		$94,596	(6)	$52,800	$—	$—	$9,000	$351,396
	2013	$195,000	$—		$29,378		$103,506	$154,632	$—	$9,000	$491,516
_______________
(1)    The amounts in column (e) reflect the dollar amount of restricted stock units (RSUs) awarded to each NEO.

(2)
The amounts in column (f) reflect the aggregate grant date fair value dollar amount of option awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of the awards are set forth under Note 11 to our consolidated financial statements entitled “Stock-Based Compensation” in our Annual Report on Form 10-K for fiscal year 2015, filed with the SEC on March 18, 2016. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

(3)
The amounts in column (g) reflect the cash awards earned by the NEOs in 2013 under the Executive Bonus Plan. As described in footnote 6 below, 50% of the bonus award was payable in cash and 50% of the bonus award was payable in RSUs.

(4)	The Company does not have a defined benefit pension plan or a non-qualified deferred compensation plan.

(5)	The amount shown in column (i) reflects for each NEO, an automobile allowance or sign on bonus. Messrs. Bouvat-Merlin and Faith, and Ms. Cheung do not receive automobile allowances.

(6)
The amounts in column (e) for the year 2014 include the dollar amount of RSUs received in payment of 50% of the cash bonus compensation earned by each of our NEOs in 2013 under the 2005 Executive Bonus Plan as follows: Mr. Pease, $121,151; Mr. Bouvat-Merlin, $19,825; Mr. Faith, $77,316; and Mr. Saxe, $77,316. Under the Company’s Executive Bonus Plan, bonuses are accrued quarterly and paid annually during the first quarter of the following fiscal year. In keeping with the Company’s cash conservation practices, RSUs were used to pay 50% of the bonuses earned by our NEOs in 2013. Accordingly, Messrs. Pease, Bouvat-Merlin, Faith, and Saxe were granted 25,135; 4,113; 16,041; and 16,041 fully vested RUS, respectively, on February 13, 2014, at a price of $4.82, which was the closing price of the Company’s common stock on the Nasdaq Global Market on the grant date. The full amount of the cash awards earned by our NEOs in 2013 is reported in column(g) for the year 2013.

(7)	Mr. Bouvat-Merlin joined the Company on October 7, 2013.

(8)	The amount shown in column (d) for the year 2015 reflects the discretionary cash bonus paid to Mr. Bouvat-Merlin in September 2015.

(9)	Ms. Cheung became the Principal Accounting Officer of the Company on June 16, 2015.

No NEO received perquisites exceeding $10,000 and no NEO had tax planning or other reimbursable personal expenses in 2015, 2014 or 2013.
The Company does not provide the NEOs with perquisites or personal benefits during or after the NEO’s employment, other than nominal gifts and those benefits available generally to all eligible employees of the Company, except as disclosed in this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended January 3, 2016
The following table sets forth, for the fiscal year ended January 3, 2016, certain information regarding incentive awards granted to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh) (3,4)	Grant Date Fair Value of Stock and Option Awards ($) (2,3,4)

Andrew J. Pease	—	$110,000	$137,500	—	—	—	—	—	—	$—	$—
Maxime Bouvat-Merlin	—	$72,240	$90,300	—	—	—	—	—	—	$—	$—
Suping (Sue) Cheung	11/25/15	$40,016	$50,020	—	—	—	—	15,723	65,789	$1.32	$71,721
Brian C. Faith	—	$75,600	$94,500	—	—	—	—	—	—	$—	$—
Timothy Saxe	—	$70,280	$87,750	—	—	—	—	—	—	$—	$—
 _______________

(1)
The amounts shown in column (c) reflect the estimated minimum payments that could be earned by a NEO under our Bonus Plan during fiscal year 2015. The amounts shown in column (d) are 100% of target incentive compensation for fiscal year 2015. No amount is stated under column (e ) for the maximum amount which could have been earned by a NEO under our Bonus Plan. The amount that could be earned under the 2015 Bonus Plan was not capped and annual new product revenue in excess of 100% - 125% of the revenue objective for 2015 earned a bonus multiplier of 1.25 and annual new product revenue in excess of 125% earned a bonus multiplier of 1.5.

(2)	RSUs awarded to NEOs during 2015 are reported in column (i).

(3)	Stock option grants awarded to NEOs during 2015 are reported in columns (j), (k) and (l).

(4)
The amounts in column (l) reflect the aggregate grant date fair value of stock awards and option awards granted during 2015 computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2015
The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of January 3, 2016:

		Option Awards						Stock Awards
(a)		(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Andrew J. Pease	(2)	14,575	43,725	—	$3.20	12/17/2024	(3)	8,700	$9,831	—	—
	(4)	38,996	38,996	—	$3.39	12/11/2023		—	—	—	—
	(5)	68,797	20,453	—	$2.25	11/07/2022		—	—	—	—
	(6)	104,000	—	—	$2.78	11/09/2021		—	—	—	—
		170,834	—	—	$2.78	06/09/2020		—	—	—	—
		150,000	—	—	$1.63	04/08/2019		—	—	—	—
		75,000	—	—	$0.90	10/22/2018		—	—	—	—
		75,000	—	—	$4.17	11/07/2017		—	—	—	—
		25,000	—	—	$3.02	11/20/2016		—	—	—	—
		150,000	—	—	$2.85	11/08/2016		—	—	—	—
Maxime Bouvat-Merlin	(2)	8,375	25,125	—	$3.20	12/17/2024	(3)	5,025	$5,678	—	—
	(7)	45,500	38,500	—	$3.60	10/23/2023		—	—	—	—
Suping (Sue) Cheung	(8)	—	65,789	—	$1.32	11/24/2025	(9)	15,723	$17,767	—	—
		—	—	—	$—	—	(3)	12,584	$14,220	—	—
	(4)	4,500	4,500	—	$3.39	12/11/2023		—	$—	—	—
	(10)	6,041	1,209	—	$2.17	08/08/2022		—	$—	—	—
	(6)	7,000	—	—	$2.78	11/09/2021		—	$—	—	—
		5,000	—	—	$2.78	06/09/2020		—	$—	—	—
		563	—		$4.17	11/07/2017		—	$—	—	—
Brian C. Faith	(2)	11,050	33,150	—	$3.20	12/17/2024	(3)	6,600	$7,458	—	—
	(4)	25,997	25,998	—	$3.39	12/11/2023		—	—	—	—
	(5)	27,518	8,182	—	$2.25	11/07/2022		—	—	—	—
	(11)	52,316	6,084	—	$3.48	05/09/2022		—	—	—	—
	(6)	41,600	—	—	$2.78	11/09/2021		—	—	—	—
		80,000	—	—	$2.78	06/09/2020		—	—	—	—
		37,918	—	—	$1.63	04/08/2019		—	—	—	—
		50,000	—	—	$4.17	11/07/2017		—	—	—	—
		1,250	—	—	$2.95	03/22/2017		—	—	—	—
Timothy Saxe	(2)	6,850	20,550	—	$3.20	12/17/2024	(3)	4,050	$4,577	—	—
	(4)	25,997	25,998	—	$3.39	12/11/2023		—	—	—	—
	(5)	27,518	8,182	—	$2.25	11/07/2022		—	—	—	—
	(6)	39,000	—	—	$2.78	11/09/2021		—	—	—	—
		75,000	—	—	$2.78	06/09/2020		—	—	—	—
		120,000	—	—	$1.63	04/08/2019		—	—	—	—
		75,000	—	—	$0.90	10/22/2018		—	—	—	—
		75,000	—	—	$4.17	11/07/2017		—	—	—	—
		75,000	—	—	$3.02	11/20/2016		—	—	—	—
_______________

(1)	The Company has historically granted options with service vesting. In 2013, the Company began to award its NEOs a mix of options and RSUs.

(2)	25% of these options vest one year after December 18, 2014 and 1/48th per month of service thereafter.

(3)	25% of these RSUs vest one year after December18, 2014 and 1/4th every 6 months of service thereafter.

(4)	25% of these options vest one year after December 12, 2013 and 1/48th per month of service thereafter.

(5)	25% of these options vest one year after November 8, 2012 and 1/48th per month of service thereafter.

(6)	25% of these options vest one year after November 10, 2011 and 1/48th per month of service thereafter.

(7)	25% of these options vest one year after October 24, 2013 and 1/48th per month of service thereafter.

(8)	25% of these options vest one year after November 25, 2015 and 1/48th per month of service thereafter.

(9)	25% of these RSUs vest one year after November 25, 2015 and 1/4th every 6 months of service thereafter.

(10)	25% of these options vest one year after August 9, 2012 and 1/48th per month of service thereafter.

(11)	25% of these options vest one year after May 10, 2012 and 1/48th per month of service thereafter.

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended January 3, 2016

The following table sets forth the number of option awards exercised by and stock awards vested in for each of our NEOs during fiscal year 2015:

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew J. Pease	—	$—	2,900	$3,509
Maxime Bouvat-Merlin	—	$—	1,675	$2,027
Suping (Sue) Cheung	—	$—	4,195	$5,076
Brian C. Faith	—	$—	2,200	$2,662
Timothy Saxe	—	$—	1,350	$1,634

Equity Compensation Plan Summary
The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance, aggregated as follows:

i.	All compensation plans previously approved by security holders; and

ii.	All compensation plans not previously approved by security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights as of January 3, 2016 (1)	Weighted Average Exercise Price of Outstanding Options (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of January 3, 2016(3)
Equity compensation plans approved by stockholders	6,701,825	$2.64	4,348,087
Equity compensation plans not approved by stockholders	—	—	—
 _______________

(1)	This number includes 5,266,077 options and 1,435,748 RSU awards outstanding under our 2009 and 1999 Stock Plans.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.

(3)
This number includes 2,928,533 shares currently available for future grant under our 2009 Stock Plan and 1,419,554 shares currently available for future issuance under our 2009 Employee Stock Purchase Plan (collectively, the “2009 Plans”).

Post-Employment and Change of Control Compensation
Payments Made Upon Termination
Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment, including base salary, incentive compensation (provided the NEO is employed on the last day of the performance period), and the vested portion of his equity awards. Our Compensation Committee may, at its discretion, approve the payment of incentive compensation if a NEO is not employed on the last day of the reporting period. Except for compensation payments associated with our standard change of control agreements or payments made to a third party arising from indemnification, the Company does not have any written or unwritten payment obligations to our NEOs upon their resignation, severance or retirement. The Compensation Committee may decide to approve such payments in the future. The Company is not aware of any existing arrangements, the operation of which may result in a change of control of the Company.
Change of Control Agreements
In August 2005, the Board of Directors authorized the Company to enter into a change of control severance agreement (“Change of Control Agreement” or “Agreement”) with Mr. Saxe. Subsequently, the Company entered into Change of Control Agreements with Messrs. Pease, Faith, and Bouvat-Merlin, and Ms. Cheung in November 2006, October 2008, October 2013 and June 2015, respectively. The Compensation Committee of the Board of Directors reviews the form of these agreements every year. The Company’s standard form of Change of Control Agreement is attached as an exhibit to our annual report on Form 10‑K for the period ended December 30, 2007. The Agreements provide that if QuickLogic experiences a change of control, as defined in the Agreements, and such executive officer’s employment with the Company terminates as a result of an “Involuntary Termination” within three months prior to or twelve months following the change of control, QuickLogic will provide the following to the executive officer:

•
A cash payment equal to 100% of his or her annual cash compensation (that is, base salary plus 100% of the target incentive compensation for the year, each as in effect on the last day of employment or immediately prior to the change of control, whichever target incentive compensation is greater) plus 100% of any unpaid bonus and incentive compensation declared prior to the date of any such termination.

•
Continued coverage through COBRA under the Company’s group health, dental and vision care plans at the same cost to the executive officer as in effect on the last day of employment or immediately prior to the change of control, whichever cost is lower), for a period which is the lesser of (i) the date he or she is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve months following the date of any such termination.

•
Full vesting acceleration of outstanding equity awards granted by the Company prior to the change in control and a post‑termination exercisability period of up to 3 months with respect to any such stock options.

The terms of the Change of Control Agreements also provide:

•
In the event that the severance and other benefits provided for or otherwise payable to the executive officer (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the executive officer’s change of control benefits shall be either delivered in full, or delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the executive officer on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

•	That such payments be made in a lump sum within 30 days of the Involuntary Termination, as defined in the Agreement.

•
That the executive officers shall be entitled to the severance benefits provided they sign a general release of claims substantially the same as the form included in the Company’s standard Change of Control Agreement.

•
Change of control generally is defined as the occurrence of any of the following: (i) consummation of a merger or consolidation of the Company with any other corporation, other than a transaction that would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction; (ii) approval by the Company stockholders of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) any person becoming the beneficial owner, directly or indirectly, of Company securities representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are directors who either (A) are directors of the Company as of the date of the Change of Control Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

•
Cause generally is defined as (i) any act of personal dishonesty taken by the individual in connection with his responsibilities as an employee which is intended to result in his substantial personal enrichment, (ii) the individual’s conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, (iii) a willful act by the individual which constitutes misconduct and is injurious to the Company, or (iv) continued willful violations by the individual of his obligations to the Company after there has been delivered to him a written demand for performance from the Company describing the basis for the Company’s belief that the individual has not substantially performed his duties, and a period of 30 days following the date of delivery of such written demand for the individual to cure such violations.

•
Involuntary Termination generally is defined as (i) without the individual’s express written consent, a significant reduction of the individual’s duties, position or responsibilities relative to the individual’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the individual from such position, duties and responsibilities, unless the individual is provided with comparable duties, position and responsibilities; (ii) without the individual’s express written consent, a substantial reduction without good business reasons, of the facilities and perquisites (including office space and location) available to the individual immediately prior to such reduction; (iii) without the individual’s express written consent, a reduction by the Company of the individual’s base salary or target incentive compensation as in effect immediately prior to such reduction; (iv) without the individual’s express written consent, a material reduction by the Company in the kind or level of employee benefits to which the individual is entitled immediately prior to such reduction with the result that the individual’s overall benefits package is significantly reduced; (v) without the individual’s express written consent, the relocation of the individual to a facility or a location more than 50 miles from his or her current location; (vi) any purported termination of the individual by the Company which is not effected for Cause, as defined in the agreement, or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this agreement by any successors, as defined in the Change of Control Agreement, provided that the individual has given notice of any such condition within 90 days of its initial existence and the Company has been given a cure period of at least 30 days.
The following table describes the severance benefits which would be owed by the Company to each of the NEOs upon their Involuntary Termination at any time three months prior to or twelve months after a change of control, as defined in our Change of Control Agreements with our NEOs. The amounts shown are based upon target cash compensation and in-the-money unvested equity awards outstanding for each individual assuming that each NEO’s Involuntary Termination occurred on January 3, 2016.

Name	Severance Base Salary	Severance Incentive Cash Compensation	Other Benefits (1)	Equity Awards (Stock Options and RSUs)
Andrew J. Pease	$275,000	$137,500	$9,000	$9,831
Maxime Bouvat-Merlin	$210,000	$90,300	—	$5,678
Suping (Sue) Cheung	$200,080	$50,020	—	$17,767
Brian C. Faith	$210,000	$94,500	—	$7,458
Timothy Saxe	$195,000	$87,750	$9,000	$4,577
 _______________

(1)	Other benefits include applicable automobile allowances.
In addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws, the Company has entered into agreements to indemnify its current and former directors and executive officers These agreements, among other things, provide for indemnification of the Company’s directors, executive officers and general counsel for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer or the general counsel of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

Compensation of Non-Employee Directors
The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of the non-employee directors of the Company for the fiscal year ended January 3, 2016.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-equity Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings ($) (4)	All Other Compensation ($)	Total ($)
Current Directors:
E. Thomas Hart	$48,000	$66,000	$—	$—	$—	$—	$114,000
Michael R. Farese	$31,000	$33,000	$—	$—	$—	$—	$64,000
Arturo Krueger	$37,000	$33,000	$—	$—	$—	$—	$70,000
Daniel A. Rabinovitsj	$29,500	$33,000	$—	$—	$—	$—	$62,500
Christine Russell	$32,500	$33,000	$—	$—	$—	$—	$65,500
Gary H. Tauss	$30,000	$33,000	$—	$—	$—	$—	$63,000
____________________

(1)
Andrew J. Pease, the Company’s President and Chief Executive Officer, is not included in this table. Mr. Pease was an employee of the Company during fiscal year 2015 and therefore received no compensation for his services as a director. The compensation received by Mr. Pease as an employee of the Company is shown in the Summary Compensation Table in this Proxy Statement.

(2)
Directors who are not employees of the Company received an annual retainer of $28,000 for serving as a director of the Company. Directors receive annual leadership compensation awards as follows: the Chairman of the Board, Chairman of the Audit Committee, Chairman of the Compensation Committee, members of the Audit Committee, members of the Compensation Committee and directors residing outside of North America, receive annual leadership compensation awards of $20,000, $3,000, $2,000, $1,500, $1,500 and $7,500, respectively. Only one leadership compensation award per committee is earned by each director. Retainers are paid quarterly. The Company reimburses all directors for travel, lodging, and related expenses.

(3)
Non-employee directors receive an annual award of that number of restricted stock units (RSUs) equal in value to $33,000, or in the case of the Chairman, $66,000, on the date of grant. The RSUs granted to each director were approved by the Compensation Committee on April 23, 2015 with a grant date of May 14, 2015. The fair market value of the Company's stock on the grant date was $1.695. Accordingly, the Chairman received an award of 38,938 and each of the other directors received an award of 19,469 RSUs. Pursuant to our policy for the equity compensation of directors, the RSUs vest in full one year from the grant date.

(4)	The Company does not have a defined benefit pension plan or a deferred compensation program.
QuickLogic has agreed to indemnify each director and NEO against certain claims and expenses for which the director or NEO might be held liable in connection with past or future services to QuickLogic and its subsidiaries. QuickLogic maintains insurance policies insuring its directors and NEOs against such liabilities.

Security Ownership
The following table sets forth certain information regarding our common stock beneficially owned as of February 29, 2016 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic’s common stock, (ii) each director of QuickLogic, (iii) each of the NEOs listed in the Summary Compensation Table, and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable within 60 days of February 29, 2016, are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of computing the percentage of ownership for that person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the SEC by QuickLogic’s directors, executive officers, and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.
Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 1277 Orleans Drive, Sunnyvale, California 94089. Applicable percentage ownership in the following table is based on 56,971,583 shares of common stock outstanding as of February 29, 2016.

	Shares Beneficially Owned
Name of Beneficial Owner	From Options (1)	Total Number (2)	Percent
Frontier Capital Management Co, LLC (3)	—	5,482,093	9.62%
99 Summer Street
Boston, MA 02110
E. Thomas Hart	1,214,420	1,395,480	2.40%
Michael R. Farese	58,980	61,980	*
Arturo Krueger	78,000	89,087	*
Andrew J. Pease	890,995	1,011,984	1.75%
Daniel A. Rabinovitsj	—	5,803	*
Christine Russell	90,000	94,340	*
Gary H. Tauss	60,029	72,631	*
Maxime Bouvat-Merlin	63,666	84,570	*
Suping (Sue) Cheung	24,458	58,842	*
Brian C. Faith	343,507	356,464	*
Timothy Saxe	528,956	583,035	1.01%
All executive officers and directors as a group (13 persons)	3,541,010	4,186,575	6.92%
_______________

(1)	This column includes shares issuable pursuant to options exercisable within 60 days of February 29, 2016, which is April 29, 2016.

(2)	This column consists of outstanding shares plus the options set forth in the previous column.

(3)
The number of shares reported were obtained from the Schedule 13G filed with the SEC on February 12, 2016 by Frontier Capital Management Co, LLC, and reflect the number of shares held as of December 31, 2015.

* Less than 1% of the outstanding common stock

TRANSACTIONS WITH RELATED PERSONS
The Company has entered into Change of Control Agreements with its NEOs and other executive officers. These are discussed under “Post Employment and Change of Control Compensation” above.
The Company has entered into agreements to indemnify its current and former directors and executive officers, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer or the corporate controller or the general counsel of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.
The charter of the Audit Committee of the Board of Directors specifies that the Audit Committee review and pre-approve related party transactions as such term is defined by SEC rules and regulations. The Nominating and Corporate Governance Committee of the Board of Directors, under the terms of its charter, considers questions of possible conflicts of interest of members of the Board and of executive officers, and reviews actual and potential conflicts of interest of members of the Board and executive officers, clearing the involvement of such persons in matters that may involve a conflict of interest. In addition, the Company’s Code of Conduct and Ethics clarifies that no officer or any member of their family may supply goods or services to QuickLogic without approval.
There were no related party transactions required to be disclosed during fiscal year 2015.

OTHER MATTERS
The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matter in accordance with their best judgment.
By Order of the Board of Directors
Andrew J. Pease
President and Chief Executive Officer
March 18, 2016
QUICKLOGIC CORPORATION 1277 ORLEANS DRIVE SUNNYVALE, CA 94089-1138 ATTN: PATRICIA HART

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Arturo Krueger   02 Gary H. Tauss

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000270007_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

QUICKLOGIC CORPORATION
Annual Meeting of Stockholders
April 28, 2016 10:00 AM
This proxy is solicited by the Board of Directors

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000272600_2 R1.0.1.25

Continued and to be signed on reverse side

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

QUICKLOGIC CORPORATION
Annual Meeting of Stockholders
April 28, 2016 10:00 AM
This proxy is solicited by the Board of Directors

This Proxy Statement and form of proxy were first sent or given to stockholders entitled to vote at the Annual Meeting on or about March 19, 2015, together with our 2015 Annual Report to Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side